For additional information:
Rick Green
President & CEO
Kerby E. Crowell
EVP & CFO
For Immediate Release	(405) 372-2230
Southwest Bancorp Reports Earnings
     July 21, 2008, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market—OKSB), (“Southwest”), today reported net income of $4.2 million, or $0.28 per diluted share for the second quarter 2008, compared to $6.8 million, or $0.47 per diluted share for the second quarter of 2007. Net income for the six months ended June 30, 2008 was $9.4 million, or $0.64 per diluted share, compared to $11.3 million, or $0.77 per diluted share, for the prior year. At June 30, 2008, total assets were $2.8 billion.
     Rick Green, President and Chief Executive Officer, stated, “Our strategic vision includes growth from existing and additional offices in Oklahoma and in carefully selected markets in Texas and other states with emphasis on healthcare and health professionals, businesses and their managers and owners, commercial and commercial real estate borrowers, careful expansion of our community banking operations, and increases in stable funding sources at reasonable cost.
     “Our strategy continued to produce loan growth through the second quarter. Our portfolio loans grew $236.3 million, up 11%, from year-end 2007, led by increases in healthcare and other commercial real estate lending and commercial lending in Oklahoma and Texas. Texas portfolio loans grew $97.8 million, or 13%, and Oklahoma portfolio loans grew $89.9 million, or 10%, from year-end 2007. Construction loans decreased by $58.2 million, or 8%, from year-end 2007.”
     As shown below, the positive earnings effect of our loan growth continued to be offset by the significant margin squeeze that began last year. For the first six months of 2008, the net interest margin of 3.41% was down 94 basis points from the first six months of 2007. As a result, net interest income declined $1.2 million, or 3%.

	Net Effects of Growth and Margin Squeeze:
	First Half 2008 vs. First Half 2007
	Change in Net Interest Income Due to Changes in:
(Dollars in thousands)	Volume	Rate	Total
Total interest income	$17,872	$(20,548)	$(2,676)
Total interest expense	9,260	(10,698)	(1,438)

Net interest income	$8,612	$(9,850)	$(1,238)

     A portion of our net loan growth was the result of a reduction in the customary levels of early payoffs of commercial real estate and commercial loans during the first quarter, which we believe reflected a decrease in competition for refinancings from conduits and other non-depository lenders, and, as anticipated, unscheduled payoffs returned to more traditional levels during the second quarter. We expect unscheduled payoffs to remain closer to the traditional levels for the remainder of the year. We increased our provision for loan losses by $1.4 million, or 37%, during the first six months of 2008 compared to the first six months of 2007, which, along with the effects of lower net charge offs this year to date, produced an increase in the allowance for loan losses of $1.8 million, or 6%, from year-end 2007.
     The validity of our strategic decision not to rely on any significant amounts of residential mortgages and not to make subprime loans was reinforced by recent market events. Subprime lending has never been a part of our strategy, one to four family mortgages are less than 5% of our portfolio, and one to four family residential construction loans are less than 4% of our portfolio.

NASDAQ: OKSB

Southwest Bancorp Reports Earnings
Capital Raising
     Earlier this year, we determined that raising additional long-term capital was in the best interests of our shareholders. We decided to do so by issuing securities other than common stock, in view of the market conditions for financial stocks. Accordingly, in early July, we sold $34.5 million in trust preferred securities in a public offering. Proceeds from the sale will be used to increase our regulatory capital, to fund our loan growth, and for other corporate purposes.
     Please see the following discussion and financial tables and the disclosures under the heading “Forward-Looking Statements” on page 3.
Financial Overview
     Condition: Total assets were $2.8 billion at June 30, 2008, an increase of 8% from $2.6 billion at December 31, 2007. At June 30, 2008 total loans were $2.4 billion, versus $2.2 billion at December 31, 2007. Non-performing assets to total assets were 1.25% at June 30, 2008 compared to 1.17% at June 30, 2007 and 1.26% at December 31, 2007. Of total non-performing assets, 35.9% are commercial loans, 31.0% are commercial real estate loans, 21.8% are real estate construction loans, 7.3% is other real estate owned, 3.2% are residential real estate mortgages, and other consumer loans are less than 1%. The allowance for loan losses as a percentage of portfolio loans was 1.32% at June 30, 2008, versus 1.59% at June 30, 2007 and 1.38% at December 31, 2007.
     Total deposits were $2.2 billion at June 30, 2008, up $152.4 million from December 31, 2007. On June 30, 2008, Southwest exceeded all applicable regulatory capital requirements and each of its banking subsidiaries met the criteria for regulatory classification as “well-capitalized”. Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by Federal bank or thrift regulators.
     Year-to-date Results: Net interest income totaled $44.1 million for the first six months of 2008, compared to $45.4 million for the first six months of 2007. Year-to-date net interest margin was 3.41% for 2008 compared to 4.35% in 2007. The decrease in net interest income and net interest margin is the result of Southwest’s interest rate sensitivity position and the margin squeeze produced by governmental actions and market conditions. This margin squeeze offset significant positive effects on net interest income from our continued loan growth. Yields on earning assets decreased by 179 basis points over the prior year while our cost of funds decreased by 113 basis points.
     The provision for loan losses for the first six months of 2008 was $5.4 million, compared to $4.0 million for the first six months of 2007. Net charge offs totaled $3.7 million, or .31% (annualized) of portfolio loans, year-to-date as of June 30, 2008 versus net charge offs of $3.2 million, or .37% (annualized) of portfolio loans for the same period in the prior year.
     For the first six months of 2008, noninterest income totaled $8.6 million, compared to $8.7 million for 2007. The slight decrease in noninterest income from 2007 was mainly the result of a $565,000 decrease in gain on sale of loans and a $223,000 decrease in the gain on sale of investment securities, offset in part by a $728,000 increase in service charges.
     For the first six months of 2008, noninterest expense was $32.2 million versus $31.6 million in 2007. The increase from 2007 in noninterest expense consists mainly of a $1.6 million increase in personnel expense, a $711,000 increase in FDIC and other insurance, a $317,000 increase in other real estate, and a $269,000 increase in occupancy expense offset in part by a $2.4 million decrease in general and administrative expenses, which reflects last year’s $2.5 million ATM-related write-off.
     The efficiency ratio was 60.95% for the first six months of 2008, up from 58.49% in 2007. The year over year increase in the efficiency ratio was due to the combined effect of the increase in Southwest’s operating expenses, without commensurate increase in net interest income which was constrained by a lower net interest margin.
     Second Quarter Results: Net interest income totaled $22.3 million for the second quarter of 2008, compared to $22.6 million for the second quarter of 2007. Net interest margin was 3.38% for the second quarter of 2008, 4.36% for the second quarter of 2007, and 3.45% for the first quarter of 2008. Yield on earning assets decreased by 214 basis points from the second quarter 2007, while rates paid on interest bearing liabilities decreased by only 152 basis points.
     The provision for loan losses totaled $3.2 million for the second quarter of 2008, compared to $2.1 million for the second quarter of 2007. Net charge offs totaled $1.8 million, or 0.30% (annualized) of portfolio loans at June 30, 2008, compared to $1.8 million, or 0.40% (annualized) of portfolio loans at June 30, 2007.

2

NASDAQ: OKSB

Southwest Bancorp Reports Earnings
     Noninterest income totaled $4.0 million for the second quarter of 2008, compared to $5.4 million for the same quarter of 2007. The decrease in noninterest income from 2007 was mainly the result of a $1.9 million decrease in gain on investment securities, due to the $1.9 million pre-tax gain on the sale of an investment that occurred in the second quarter of 2007, offset in part by increases in service charges and fee income of $506,000.
     Noninterest expense increased $1.5 million from the second quarter 2007 to the second quarter of 2008 to $16.3 million. The increase consists of a $498,000 increase in salaries and employee benefits, a $381,000 increase in FDIC and other insurance, a $238,000 increase in other real estate expense, a $214,000 increase in occupancy expense, and a $193,000 increase in general and administrative expenses, which includes the provision for unfunded loan commitments.
     The efficiency ratio for the second quarter of 2008 increased to 62.23%, from 52.82% for the second quarter of 2007.
     Certain Legal Matters: As previously disclosed, in December 2006, an armored transportation company failed to deliver to Stillwater National Bank and Trust (“Stillwater National”) cash due to it from certain ATMs owned by one of its subsidiaries, Cash Source, Inc. (“CSI”). In the first quarter of 2007, Southwest recorded a write-off of the $2.5 million receivable. The financial statements also reflect related legal expenses incurred by Southwest of $193,000 during the first six months of 2008 and approximately $785,000 during the year 2007 of which $500,000 was incurred in the first six months of 2007. Southwest filed its proof of loss with the insurer on August 6, 2007, which the insurer denied in April 2008. Stillwater National and CSI are considering their response to the insurer’s denial.
     Stillwater National and other Visa USA member banks are obligated to share in costs resulting from litigation against Visa USA, including the costs of the November 9, 2007, settlement of an antitrust lawsuit brought by American Express and potential costs of certain other pending litigation. In the fourth quarter of 2007, Southwest recorded approximately $713,000 as its estimated share of the settlement and other pending litigation expenses relating to these obligations. In March 2008, VISA completed an initial public offering. This transaction allowed VISA to place part of the cash proceeds into an escrow which will be utilized to pay litigation and settlement expenses. Southwest’s portion of this escrow is approximately $566,000 which is reflected in the first quarter 2008 financial statements as a reduction to general and administrative expense and the related payable established in the fourth quarter 2007. These amounts are an estimate and further adjustments may be required.
Southwest Bancorp and Subsidiaries
     Southwest Bancorp is the financial holding company for Stillwater National, Bank of Kansas (“SNB Kansas”), SNB Bank of Wichita (“SNB Wichita”), Healthcare Strategic Support, Inc., and Business Consulting Group, Inc. Through its subsidiaries, Southwest offers commercial and consumer lending, deposit, and investment services, and specialized cash management, consulting, and other financial services from offices in Oklahoma City, Stillwater, Tulsa, and Chickasha, Oklahoma; Austin, Dallas, Houston and San Antonio, Texas; and Hutchinson, Kansas City, and Wichita, Kansas, and on the Internet, through SNB DirectBanker®.
     Southwest focuses on converting its strategic vision into long-term shareholder value. Our vision includes an established niche banking model focused on healthcare and commercial real estate financial services in Texas, Oklahoma, and Kansas and a community banking model focused on more traditional banking operations in those states. Southwest’s strategic growth goals include growth from existing and additional offices in carefully selected markets in Texas and other states with concentrations of healthcare and health professionals, businesses, and their managers and owners, and commercial and commercial real estate borrowers, and careful expansion of community banking operations.
     Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.
Forward-Looking Statements
     This Press Release includes forward-looking statements, such as: statements of Southwest’s goals, intentions, and expectations; estimates of risks and of future costs and benefits; assessments of the amount and timing of loan growth, performing and problem loan payoffs and loan losses; off-balance sheet risk and market risk; and statements of Southwest’s ability to achieve financial and other goals. These forward-looking statements are subject to significant uncertainties because they are based upon: future interest rates, market behavior, the effects on general

3

NASDAQ: OKSB

Southwest Bancorp Reports Earnings
economic conditions in our markets of recent subprime and other consumer lending problems, and other economic conditions; future laws and regulations; and a variety of other matters. Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest’s past growth and performance do not necessarily indicate its future results.

4

NASDAQ: OKSB

Southwest Bancorp Reports Earnings
Financial Tables

Financial Highlights	Table 1
Consolidated Statements of Financial Condition	Table 2
Consolidated Statements of Operations	Table 3
Average Balances, Yields, and Rates-Quarterly	Table 4
Average Balances, Yields, and Rates-Year-to-date	Table 5
Summary Financial Data by Quarter-2008 and 2007	Table 6
Supplemental Analytical Data by Quarter-2008 and 2007	Table 7

5

SOUTHWEST BANCORP, INC. UNAUDITED FINANCIAL HIGHLIGHTS (Dollars in thousands except per share)	Table 1

	Second Quarter			First Quarter
			%		%
QUARTERLY HIGHLIGHTS	2008	2007	Change	2008	Change
Operations
Net interest income	$22,284	$22,612	(1)%	$21,833	2%
Provision for loan losses	3,190	2,107	51	2,236	43
Noninterest income	3,959	5,425	(27)	4,688	(16)
Noninterest expense	16,332	14,808	10	15,830	3
Income before taxes	6,721	11,122	(40)	8,455	(21)
Taxes on income	2,559	4,281	(40)	3,247	(21)
Net income	4,162	6,841	(39)	5,208	(20)
Diluted earnings per share	0.28	0.47	(40)	0.36	(22)
Balance Sheet
Total assets	2,773,013	2,196,005	26	2,670,580	4
Loans held for sale	62,892	73,011	(14)	66,364	(5)
Portfolio loans	2,381,893	1,769,528	35	2,287,606	4
Total deposits	2,211,001	1,823,806	21	2,094,927	6
Total shareholders’ equity	224,949	208,185	8	224,155	—
Book value per share	15.49	14.53	7	15.43	—
Key Ratios
Net interest margin	3.38%	4.36%		3.45%
Efficiency ratio (GAAP-based)	62.23	52.82		59.69
Nonperforming loans to portfolio loans	1.35	1.37		1.27
Shareholders’ equity to total assets	8.11	9.48		8.39
Return on average assets	0.62	1.28		0.80
Return on average equity	7.38	13.26		9.43

	Six Months
			%
YEAR-TO-DATE HIGHLIGHTS	2008	2007	Change
Operations
Net interest income	$44,117	$45,355	(3)%
Provision for loan losses	5,426	3,968	37
Noninterest income	8,647	8,736	(1)
Noninterest expense	32,162	31,639	2
Income before taxes	15,176	18,484	(18)
Taxes on income	5,806	7,143	(19)
Net income	9,370	11,341	(17)
Diluted earnings per share	0.64	0.77	(17)
Balance Sheet
Total assets	2,773,013	2,196,005	26
Loans held for sale	62,892	73,011	(14)
Portfolio loans	2,381,893	1,769,528	35
Total deposits	2,211,001	1,823,806	21
Total shareholders’ equity	224,949	208,185	8
Book value per share	15.49	14.53	7
Key Ratios
Net interest margin	3.41%	4.35%
Efficiency ratio (GAAP-based)	60.95	58.49
Nonperforming loans to portfolio loans	1.35	1.37
Shareholders’ equity to total assets	8.11	9.48
Return on average assets	0.71	1.05
Return on average equity	8.39	11.19

Balance sheet amounts are as of period end unless otherwise noted.

Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands, except per share)	Table 2

	June 30,	December 31,	June 30,
	2008	2007	2007
Assets
Cash and due from banks	$51,462	$45,678	$34,754
Investment securities:
Held to maturity. Fair value: $8,282 $5,838 $5,260	8,340	5,838	5,333
Available for sale. Amortized cost: $215,940 $238,100 $262,879	213,859	238,751	261,375
Federal Reserve and FHLB Stock, at cost	13,327	13,116	12,719
Loans held for sale	62,892	66,275	73,011

Loans receivable	2,381,893	2,145,557	1,769,528
Less: Allowance for loan losses	(31,341)	(29,584)	(28,054)

Net loans receivable	2,350,552	2,115,973	1,741,474
Accrued interest receivable	12,624	23,117	19,871
Premises and equipment, net	23,607	24,323	21,889
Other real estate owned	2,523	2,679	1,508
Goodwill	7,071	7,064	1,213
Other intangible assets, net	4,157	4,580	2,926
Other assets	22,599	16,904	19,932

Total assets	$2,773,013	$2,564,298	$2,196,005

Liabilities and shareholders’ equity
Deposits:
Noninterest-bearing demand	$299,699	$257,067	$248,285
Interest-bearing demand	81,415	63,323	63,758
Money market accounts	548,099	541,950	487,096
Savings accounts	13,809	13,032	11,017
Time deposits of $100,000 or more	740,174	690,985	571,584
Other time deposits	527,805	492,222	442,066

Total deposits	2,211,001	2,058,579	1,823,806
Accrued interest payable	9,680	11,441	10,424
Income tax payable	3,924	1,766	3,066
Other liabilities	11,452	10,154	8,570
Other borrowings	265,614	218,356	95,561
Subordinated debentures	46,393	46,393	46,393

Total liabilities	2,548,064	2,346,689	1,987,820

Shareholders’ equity
Common stock — $1 par value; 20,000,000 shares authorized; 14,658,042 shares issued	14,658	14,658	14,658
Paid in capital	45,818	46,478	46,329
Retained earnings	168,099	161,482	154,089
Accumulated other comprehensive income (loss)	(1,256)	408	(957)
Treasury stock, at cost, 131,566 300,833 329,570 shares	(2,370)	(5,417)	(5,934)

Total shareholders’ equity	224,949	217,609	208,185

Total liabilities and shareholders’ equity	$2,773,013	$2,564,298	$2,196,005

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands except per share)	Table 3

	For the three months		For the six months
	ended June 30,		ended June 30,
	2008	2007	2008	2007
Interest income
Loans	$37,485	$39,578	$78,095	$79,864
Investment securities	2,447	2,876	4,809	5,584
Other interest-earning assets	20	115	48	180

Total interest income	39,952	42,569	82,952	85,628

Interest expense
Interest-bearing deposits	15,107	17,893	33,361	35,116
Other borrowings	1,887	1,089	3,916	3,220
Subordinated debentures	674	975	1,558	1,937

Total interest expense	17,668	19,957	38,835	40,273

Net interest income	22,284	22,612	44,117	45,355

Provision for loan losses	3,190	2,107	5,426	3,968

Net interest income after provision for loan losses	19,094	20,505	38,691	41,387

Noninterest income
Service charges and fees	2,812	2,306	5,269	4,541
Gain on sales of loans	603	800	1,443	2,008
Gain on investment securities	3	1,919	1,248	1,471
Other noninterest income	541	400	687	716

Total noninterest income	3,959	5,425	8,647	8,736

Noninterest expense
Salaries and employee benefits	8,856	8,358	18,078	16,483
Occupancy	2,602	2,388	5,060	4,791
FDIC and other insurance	521	140	974	263
Other real estate, net	197	(41)	207	(110)
General and administrative	4,156	3,963	7,843	10,212

Total noninterest expenses	16,332	14,808	32,162	31,639

Income before taxes	6,721	11,122	15,176	18,484
Taxes on income	2,559	4,281	5,806	7,143

Net income	$4,162	$6,841	$9,370	$11,341

Basic earnings per common share	$0.29	$0.48	$0.65	$0.79
Diluted earnings per common share	0.28	0.47	0.64	0.77
Cash dividends declared per share	0.0950	0.0925	0.1900	0.1850

SOUTHWEST BANCORP, INC.	Table 4
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES
(Dollars in thousands)

	For the three months ended June 30,
	2008			2007
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans	$2,414,012	$37,485	6.25%	$1,795,028	$39,578	8.84%
Investment securities	234,198	2,447	4.20	278,003	2,876	4.15
Other interest-earning assets	3,406	20	2.36	9,354	115	4.93

Total interest-earning assets	2,651,616	39,952	6.06	2,082,385	42,569	8.20
Other assets	65,288			65,221

Total assets	$2,716,904			$2,147,606

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$79,273	$166	0.84%	$63,947	$98	0.61%
Money market accounts	548,020	3,062	2.25	423,484	4,743	4.49
Savings accounts	13,586	19	0.56	10,993	21	0.77
Time deposits	1,230,327	11,860	3.88	1,045,334	13,031	5.00

Total interest-bearing deposits	1,871,206	15,107	3.25	1,543,758	17,893	4.65
Other borrowings	284,828	1,887	2.66	95,143	1,089	4.59
Subordinated debentures	46,393	674	5.81	46,393	975	8.41

Total interest-bearing liabilities	2,202,427	17,668	3.23	1,685,294	19,957	4.75

Noninterest-bearing demand deposits	267,026			236,835
Other liabilities	20,687			18,483
Shareholders’ equity	226,764			206,994

Total liabilities and shareholders’ equity	$2,716,904			$2,147,606

Net interest income and spread		$22,284	2.83%		$22,612	3.45%

Net interest margin (1)			3.38%			4.36%

Average interest-earning assets to average interest-bearing liabilities	120.40%			123.56%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES	Table 5
(Dollars in thousands)

	For the six months ended June 30,
	2008			2007
	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Assets
Loans	$2,359,489	$78,095	6.66%	$1,820,792	$79,864	8.85%
Investment securities	236,071	4,809	4.10	275,780	5,584	4.08
Other interest-earning assets	3,084	48	3.13	7,293	180	4.98

Total interest-earning assets	2,598,644	82,952	6.42	2,103,865	85,628	8.21
Other assets	68,492			72,737
Total assets	$2,667,136			$2,176,602

Liabilities and Shareholders’ Equity
Interest-bearing demand deposits	$76,003	$307	0.81%	$62,215	$179	0.58%
Money market accounts	547,027	7,590	2.79	397,634	8,705	4.41
Savings accounts	13,525	41	0.61	11,049	41	0.75
Time deposits	1,219,554	25,423	4.19	1,061,794	26,191	4.97

Total interest-bearing deposits	1,856,109	33,361	3.61	1,532,692	35,116	4.62
Other borrowings	261,819	3,916	3.01	135,107	3,220	4.81
Subordinated debentures	46,393	1,558	6.72	46,393	1,937	8.35

Total interest-bearing liabilities	2,164,321	38,835	3.61	1,714,192	40,273	4.74

Noninterest-bearing demand deposits	257,133			237,679
Other liabilities	21,181			20,271
Shareholders’ equity	224,501			204,460

Total liabilities and shareholders’ equity	$2,667,136			$2,176,602

Net interest income and spread		$44,117	2.81%		$45,355	3.47%

Net interest margin (1)			3.41%			4.35%

Average interest-earning assets to average interest-bearing liabilities	120.07%			122.73%

(1)	Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA (Dollars in thousands except per share)	Table 6

	2008		2007
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
OPERATIONS
Interest income:
Loans	$37,485	$40,610	$43,549	$42,346	$39,578	$40,286
Investment securities	2,447	2,362	2,742	2,846	2,876	2,708
Other interest-earning assets	20	28	35	39	115	65

Total interest income	39,952	43,000	46,326	45,231	42,569	43,059
Interest expense:
Interest bearing demand deposits	166	141	94	82	98	81
Money market accounts	3,062	4,528	5,370	5,589	4,743	3,962
Savings accounts	19	22	22	24	21	20
Time deposits of $100,000 or more	7,051	7,865	7,873	7,445	7,781	8,132
Other time deposits	4,809	5,698	5,840	5,684	5,250	5,028

Total interest-bearing deposits	15,107	18,254	19,199	18,824	17,893	17,223
Other borrowings	1,887	2,029	2,620	1,715	1,089	2,131
Subordinated debentures	674	884	971	986	975	962

Total interest expense	17,668	21,167	22,790	21,525	19,957	20,316

Net interest income	22,284	21,833	23,536	23,706	22,612	22,743
Provision for loan losses	3,190	2,236	2,464	2,149	2,107	1,861
Noninterest income:
Service charges and fees	2,812	2,457	2,831	2,548	2,306	2,235
Gain on sales of loans	603	840	783	548	800	1,208
Gain (loss) on investment securities	3	1,245	5	108	1,919	(448)
Other noninterest income	541	146	452	422	400	316

Total noninterest income	3,959	4,688	4,071	3,626	5,425	3,311
Noninterest expense:
Salaries and employee benefits	8,856	9,222	9,838	8,966	8,358	8,125
Occupancy	2,602	2,458	2,540	2,514	2,388	2,403
FDIC and other insurance	521	453	225	134	140	123
Other real estate, net	197	10	64	(12)	(41)	(69)
Unfunded loan commitment	15	145	368	675	151	(65)
Other general and administrative	4,141	3,542	4,638	3,885	3,812	6,314

Total noninterest expenses	16,332	15,830	17,673	16,162	14,808	16,831

Income before taxes	6,721	8,455	7,470	9,021	11,122	7,362
Taxes on income	2,559	3,247	2,949	3,505	4,281	2,862

Net income	$4,162	$5,208	$4,521	$5,516	$6,841	$4,500

PER SHARE DATA
Basic earnings per common share	$0.29	$0.36	$0.32	$0.38	$0.48	$0.32
Diluted earnings per common share	0.28	0.36	0.31	0.38	0.47	0.31
Cash dividends declared per share	0.0950	0.0950	0.0925	0.0925	0.0925	0.0925
Book value per share	15.49	15.43	15.16	14.92	14.53	14.14
Tangible book value per share	15.00	14.95	14.66	14.45	14.44	14.05
Weighted average shares outstanding:
Basic earnings per common share	14,526,038	14,413,686	14,353,910	14,335,008	14,299,111	14,263,698
Diluted	14,680,262	14,608,190	14,584,878	14,612,732	14,644,863	14,642,913
OTHER FINANCIAL DATA
Investment securities	$235,526	$237,156	$257,705	$294,615	$279,427	$275,499
Loans held for sale	62,892	66,364	66,275	78,417	73,011	108,025
Portfolio loans	2,381,893	2,287,606	2,145,557	1,933,223	1,769,528	1,667,195
Total loans	2,444,785	2,353,970	2,211,832	2,011,640	1,842,539	1,775,220
Total assets	2,773,013	2,670,580	2,564,298	2,386,852	2,196,005	2,194,179
Total deposits	2,211,001	2,094,927	2,058,579	1,912,719	1,823,806	1,803,181
Other borrowings	265,614	282,513	218,356	190,847	95,561	123,212
Subordinated debentures	46,393	46,393	46,393	46,393	46,393	46,393
Total shareholders’ equity	224,949	224,155	217,609	213,838	208,185	201,777
Mortgage servicing portfolio	147,672	145,028	141,680	136,294	134,444	134,259
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA (Dollars in thousands except per share)	Table 6 Continued

	2008		2007
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.62%	0.80%	0.72%	0.96%	1.28%	0.83%
Return on average equity (annualized)	7.38	9.43	8.24	10.29	13.26	9.04
Return on average tangible equity (annualized)	7.86	9.94	8.86	10.88	13.70	9.23
Net interest margin	3.38	3.45	3.89	4.25	4.36	4.34
Dividends declared to net income	33.16	26.37	29.37	24.04	19.37	29.32
Effective tax rate	38.07	38.40	39.48	38.85	38.49	38.88
Efficiency ratio	62.23	59.69	64.02	59.13	52.82	64.60
ASSET QUALITY RATIOS
Nonperforming assets to portfolio loans and other real estate owned	1.45%	1.41%	1.50%	1.59%	1.45%	1.88%
Nonperforming loans to portfolio loans	1.35	1.27	1.38	1.50	1.37	1.77
Net loan charge-offs to average total loans	0.30	0.33	0.22	0.39	0.40	0.31
Allowance for loan losses to total loans	1.28	1.27	1.34	1.41	1.52	1.56
Allowance for loan losses to portfolio loans	1.32	1.31	1.38	1.46	1.59	1.66
Allowance for loan losses to nonperforming loans	97.63	103.49	100.04	97.32	115.65	94.18
CAPITAL RATIOS*
Average total shareholders’ equity to average assets	8.42%	8.49%	9.21%	9.36%	9.39%	9.15%
Leverage ratio	9.66	9.91	10.23	10.92	11.73	11.12
Tier 1 capital to risk-weighted assets	9.40	9.47	9.71	10.49	11.84	12.44
Total capital to risk-weighted assets	10.65	10.69	10.97	11.76	13.13	13.68
SEGMENT LOANS**
Oklahoma banking	$965,952	$943,331	$876,085	$844,859	$804,906	$766,990
Texas banking	857,160	797,700	759,389	644,749	567,236	507,384
Kansas banking	277,887	287,339	282,846	251,131	198,228	206,405
Other states banking	280,894	259,236	227,237	192,484	199,158	186,416

Subtotal	2,381,893	2,287,606	2,145,557	1,933,223	1,769,528	1,667,195
Secondary market	62,892	66,364	66,275	78,417	73,011	108,025

Total loans	$2,444,785	$2,353,970	$2,211,832	$2,011,640	$1,842,539	$1,775,220

SEGMENT NET INCOME**
Oklahoma banking	$2,923	$2,503	$3,080	$3,759	$4,820	$4,278
Texas banking	1,777	2,406	1,701	1,638	1,568	1,643
Kansas banking	(40)	458	82	243	326	208
Other states banking	1,028	969	225	768	930	240

Subtotal	5,688	6,336	5,088	6,408	7,644	6,369
Secondary market	40	(174)	114	33	197	753
Other operations	(1,566)	(954)	(681)	(925)	(1,000)	(2,622)

Total net income	$4,162	$5,208	$4,521	$5,516	$6,841	$4,500

OFFICES AND EMPLOYEES
FTE Employees	463	467	489	484	457	443
ATM’s	40	40	43	43	38	39
Branches	17	17	17	17	15	15
Loan production offices	3	3	3	3	3	3
Assets per employee	$5,989	$5,719	$5,244	$4,932	$4,805	$4,953

Balance sheet amounts are as of period end unless otherwise noted.

*	Regulatory capital ratios do not reflect the effects of the issuance of trust preferred securities in July 2008.

**	In first quarter 2008, Southwest changed its segment disclosures to report Texas, Kansas and Other states separately. Portfolio loans are allocated based upon the state of the borrower, or the location of the real estate in the case of real estate loans. Loans included in the “Other states banking” segment are portfolio loans attributable to states other than Oklahoma, Texas, or Kansas, and primarily consist of healthcare and commercial real estate credits. These out of state loans are administered by offices in Oklahoma, Texas, or Kansas.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA	Table 7
(Dollars in thousands except per share)

	2008		2007
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$991,679	$846,757	$750,047	$608,409	$564,813	$582,440
One-to-four family residential	118,056	110,938	111,085	112,407	90,916	83,312
Real estate construction	666,756	744,090	724,929	659,214	617,993	517,199
Commercial	566,830	544,183	521,501	517,658	465,588	457,838
Installment and consumer:
Guaranteed student loans	57,413	63,706	61,555	73,810	68,117	101,905
Other	44,051	44,296	42,715	40,142	35,112	32,526

Total loans, including held for sale	2,444,785	2,353,970	2,211,832	2,011,640	1,842,539	1,775,220
Less allowance for loan losses	(31,341)	(29,950)	(29,584)	(28,314)	(28,054)	(27,728)

Total loans, net	$2,413,444	$2,324,020	$2,182,248	$1,983,326	$1,814,485	$1,747,492

By statement of condition category:
Loans held for sale:
Student loans	$57,413	$63,706	$61,555	$73,810	$68,117	$101,905
One-to-four family residential	4,283	1,417	3,442	3,293	3,382	4,113
Other	1,196	1,241	1,278	1,314	1,512	2,007

Total loans held for sale	62,892	66,364	66,275	78,417	73,011	108,025
Portfolio loans	2,381,893	2,287,606	2,145,557	1,933,223	1,769,528	1,667,195

Total loans before allowance	$2,444,785	$2,353,970	$2,211,832	$2,011,640	$1,842,539	$1,775,220

DEPOSIT COMPOSITION
Non-interest bearing demand	$299,699	$248,315	$257,067	$261,634	$248,285	$251,777
Interest-bearing demand	81,415	71,450	63,323	63,145	63,758	63,741
Money market accounts	548,099	553,850	541,950	505,192	487,096	394,668
Savings accounts	13,809	13,808	13,032	14,830	11,017	11,196
Time deposits of $100,000 or more	740,174	690,421	690,985	580,850	571,584	646,668
Other time deposits	527,805	517,083	492,222	487,068	442,066	435,131

Total deposits	$2,211,001	$2,094,927	$2,058,579	$1,912,719	$1,823,806	$1,803,181

NONPERFORMING ASSETS
Nonaccrual loans	$30,861	$26,134	$19,534	$26,291	$22,633	$26,978
90 days past due and accruing	1,242	2,807	10,037	2,803	1,625	2,462

Total nonperforming loans	32,103	28,941	29,571	29,094	24,258	29,440
Other real estate owned	2,523	3,328	2,679	1,654	1,508	1,869

Total nonperforming assets	$34,626	$32,269	$32,250	$30,748	$25,766	$31,309

Potential nonperforming loans	$71,070	$69,588	$61,633	$70,389	$69,595	$52,335

ALLOWANCE ACTIVITY
Balance, beginning of period	$29,950	$29,584	$28,314	$28,054	$27,728	$27,293
Charge offs	1,892	2,044	1,290	2,105	1,875	1,728
Recoveries	93	174	96	216	94	302

Net charge offs	1,799	1,870	1,194	1,889	1,781	1,426
Provision for loan losses	3,190	2,236	2,464	2,149	2,107	1,861

Balance, end of period	$31,341	$29,950	$29,584	$28,314	$28,054	$27,728

REGULATORY CAPITAL DATA*
Tier I capital	$261,354	$258,272	$251,980	$248,961	$251,460	$244,862
Total capital	296,166	291,638	284,730	279,031	278,799	269,513
Total risk adjusted assets	2,780,538	2,727,853	2,595,090	2,374,152	2,123,862	1,967,001
COMMON STOCK
Issued	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042	14,658,042
Less treasury shares	(131,566)	(133,605)	(300,833)	(321,991)	(329,570)	(385,632)

Outstanding shares	14,526,476	14,524,437	14,357,209	14,336,051	14,328,472	14,272,410

INTANGIBLE ASSET DATA
Goodwill	$7,071	$7,071	$7,064	$6,742	$1,213	$1,213
Core deposit intangible	2,792	2,893	3,053	2,879	1,466	1,531
Mortgage servicing rights	1,354	1,299	1,513	1,440	1,428	1,413
Nonmortgage servicing rights	11	13	14	16	32	37

Total intangible assets	$11,228	$11,276	$11,644	$11,077	$4,139	$4,194

Intangible amortization expense	$215	$257	$159	$161	$165	$162

Balance sheet amounts are as of period end unless otherwise noted.

*	Regulatory capital amounts do not reflect the effects of the issuance of trust preferred securities in July 2008.